UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  September 21, 2011

Magnolia Solar Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	333-151633	39-2075693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 Cummings Park Suite 316 Woburn, MA	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 497-2900

(Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 21, 2011, Magnolia Solar Corporation (the “Company”) issued a press release announcing that its wholly-owned subsidiary, Magnolia Solar, Inc., has updated the scientific community on its progress to develop high-efficiency, thin-film solar cells as part of a Phase I Small Business Innovation Research (SBIR) program funded by the National Aeronautics and Space Administration (NASA).  Dr. Roger E. Welser, Magnolia’s Chief Technical Officer, will summarize the latest technical results at the 22nd Space Photovoltaic Research and Technology (SPRAT) Conference, sponsored by the NASA Glenn Research Center in Cleveland, OH, on September 22, 2011.  The presentation, titled “Thin-Film Quantum Well Waveguide Solar Cells,” is part of a session focused on Advanced Concepts for Solar Power Devices.  The work presented at the SPRAT conference was done in collaboration with colleagues at Kopin Corporation in Taunton, MA, and MicroLink Devices in Niles, IL. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNOLIA SOLAR CORPORATION

Date: September 21, 2011	By:	/s/ Yash R. Puri
Name: Dr. Yash R. Puri
Title: Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 21, 2011.

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